UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: July 6, 2017

NovaBay Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA     94608

(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)          On July 6, 2017, Thomas J. Paulson notified the Board of Directors of NovaBay Pharmaceuticals, Inc. (the “Company” or “NovaBay”) of his intent to retire as Chief Financial Officer, Treasurer and Corporate Secretary of the Company effective July 16, 2017. Mr. Paulson has agreed to remain employed by the Company until December 31, 2017 to assist in the transition of the newly appointed Chief Financial Officer, among other responsibilities.

(c)          On July 6, 2017, the Company appointed John McGovern to serve as the Company’s Chief Financial Officer and Treasurer, beginning July 17, 2017. The Company and Mr. McGovern executed a new employment agreement on July 6, 2017 (the “Employment Agreement”), effective as of July 17, 2017.

Prior to joining the Company, Mr. McGovern, age 60, served as Chief Operating Officer and Chief Financial Officer of Attainia, Inc., a healthcare capital equipment management software company, from 2013 until 2017, during which time he oversaw Attainia’s recapitalization, and led Attainia to sustained profitability and its ultimate sale to a private equity firm. From 2005 until 2013, Mr. McGovern served as managing partner of Northshore Management Partners, a consulting group focused on accounting systems and reporting, financial capitalization and structuring, and operational enhancements. Mr. McGovern has also served in the role of Chief Financial Officer for other companies over the years, including Integrated Biosystems, Inc. (2000-2005) a manufacturer of cryo-vessels to the bio-technology industry, Info USA, Inc. (1999-2000) which provides marketing solutions that help businesses to acquire, manage, and retain customers, and Oliver-Allen Corp. (1990-1996) a computer leasing, distribution, and software company. Mr. McGovern received a B.S. degree in Accounting from Chico State University and is a Certified Public Accountant.

The Employment Agreement provides for at-will employment and a term commencing on July 17, 2017 and continuing until July 15, 2019 unless earlier terminated. The Employment Agreement includes an annual base salary of two hundred ninety-eight thousand dollars ($298,000) (the “Base Salary”).

In addition, Mr. McGovern shall have the opportunity to earn an annual performance bonus (the “Annual Bonus”) in an amount up to thirty percent (30%) of his Base Salary. The bonus amount shall be determined by the Board, in its sole discretion, based upon the following factors: (i) the fulfillment, during the relevant year, of specific milestones and tasks delegated, for such year, to Mr. McGovern as set by Mr. McGovern and the Company’s President/CEO and/or the Board, before the end of the first calendar quarter; (ii) the evaluation of Mr. McGovern by the Company’s President/CEO and/or the Board; (iii) the Company’s financial, product and expected progress and (iv) other pertinent matters relating to the Company’s business and valuation. Any bonus will be payable within two and a half (2 ½) months following the end of the year for which the bonus was earned. The Committee shall have the sole discretion to pay any or all of the annual bonus in the form of equity compensation. Any such equity compensation shall be issued from the Company’s equity incentive plan, and shall be fully vested upon payment.

In the event the Company terminates Mr. McGovern for cause (as defined in the employment agreement), he shall be entitled to any earned but unpaid wages or other compensation (including reimbursements of his outstanding expenses and unused vacation) earned through the termination date. In the event the Company terminates Mr. McGovern without cause (including death, disability, or for constructive termination) (each as defined in the employment agreement), he shall, subject to his execution of a release of claims in favor of the Company, be entitled to an amount equal to Mr. McGovern’s annualized base salary in effect on the date of separation from service (the “Severance Amount”), which will be paid in twelve (12) equal consecutive monthly installments at the monthly base salary rate in effect at the time of Mr. McGovern’s termination. The Severance Amount shall be in addition to Mr. McGovern’s earned wages and other compensation (including reimbursements of his outstanding expenses and unused vacation) through the date his employment is terminated from the Company. Moreover, all options held by Mr. McGovern will be subject to full accelerated vesting on the date of termination without cause and the exercise period shall be extended to three (3) years from the date of termination, or the option expiration date as provided in the stock option agreements between Mr. McGovern and the Company. In order to terminate Mr. McGovern for cause (or for Mr. McGovern to resign for constructive termination), the acting party shall give notice to the other party specifying the reason for termination and providing a period of thirty (30) days to cure the reason specified. If there is no cure within thirty (30) days or the notified party earlier refuses to effect the cure, the termination shall then be deemed effective.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 8.01    Other Events.

On July 10, 2017, the Company issued a press release announcing that Thomas J. Paulson notified the Board of Directors of the Company of his intent to retire as Chief Financial Officer, Treasurer and Corporate Secretary of the Company and that the Company appointed John McGovern to serve as the Company’s Chief Financial Officer and Treasurer. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with John McGovern, dated July 6, 2017

99.1	Press Release, dated July 10, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin Hall
Justin Hall
Senior Vice President, General Counsel

Dated: July 10, 2017